EXHIBIT 10.2

INTERDIGITAL, INC.
STANDARD TERMS AND CONDITIONS FOR RESTRICTED STOCK
(Supplemental Award)

These Standard Terms and Conditions apply to any Award of restricted stock granted to employees of the Company on or after June 4, 2009 under the InterDigital, Inc. 2009 Stock Incentive Plan and its amendments (the “Plan”), which are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions.

1. Definitions. Capitalized terms not defined herein shall have the meanings set forth in either the Term Sheet or the Plan. As used herein:

(a) “Account” means a bookkeeping account reflecting Grantee’s interest in restricted stock.

(b) “Fair Market Value” means the closing price of a Share on The NASDAQ Stock Market, as reported in The Wall Street Journal on the relevant valuation date, or, if there is no trading on that date, on the next preceding trading date.

(c) “Disability” means (i) a disability entitling Grantee to long-term disability benefits under the applicable long-term disability plan of the Company (or any Subsidiary if Grantee is employed by such Subsidiary) or (ii) if Grantee is not covered by such a plan, a physical or mental condition or illness that renders Grantee incapable of performing his/her duties for a total of 180 days or more during any consecutive 12-month period.

(d) “Restricted Period” means the period beginning on the Grant Date and ending on the Transferability Date.

(e) “Transferability Date” means the earliest of (i) the first anniversary of the Grant Date, (ii) the consummation of a Change in Control, or (iii) Grantee’s termination of employment because of death or Disability.

2. Grant of Restricted Stock.

(a) The Company has granted to Grantee named in the Term Sheet provided to said Grantee herewith (the “Term Sheet”) an award of a number of shares of restricted stock (the “Award”) specified in the Term Sheet. Each share of restricted stock represents the right to receive one share of the Company’s Common Stock, upon the terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary.

(b) The Company shall maintain an Account for Grantee reflecting the number of shares of restricted stock credited to Grantee hereunder.

3. Restrictions on Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, during the Restricted Period Grantee shall not be permitted to sell, transfer, pledge or assign the restricted stock subject to the Award except by will or by the laws of descent and distribution. No such transfer occurring as a result of Grantee’s death shall be effective to bind the Company unless the Administrator shall have been furnished with a copy of the applicable will or such other evidence as the Administrator may deem necessary to establish the validity of the transfer.

4. Lapse of Restrictions. Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Section 3 on each Share subject to the Award shall lapse on the Transferability Date.

5. Delivery of Shares. Within the later of a reasonable time after the Transferability Date or ten (10) business days after written demand from Grantee, the Company shall, without payment from Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the restricted stock, deliver to Grantee (or such other person) a certificate for the restricted stock subject to the Award without any legend or restrictions, except for such restrictions as may be imposed by the Administrator, in its sole judgment, under Section 9. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee (or such other person) of any undertakings that it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Transferability Date.

6. Rights as Shareholder. During the Restricted Period, Grantee shall have the right to vote the restricted stock and to receive cash and stock dividends with respect to the restricted stock.

7. Absence of Tax Gross-Up Payment. There shall be no tax gross-up on the restricted stock.

8. Notices. Any notice to the Company shall be made in care of the Administrator to the office of the General Counsel, at the Company’s main office in King of Prussia, Pennsylvania. All notices shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

9. Securities Laws. The Administrator may from time to time impose any conditions on the restricted stock as it deems necessary or advisable to comply with applicable securities laws.

10. Award Not to Affect Service. The award granted hereunder shall not confer upon Grantee any right to continue service as an employee and/or director of the Company.

11. Miscellaneous.

(a) The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be Grantee’s address as reflected in the Company’s personnel records.

(b) Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by federal, state or local law in connection with this Award. The Administrator may, in its discretion, permit a Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) to pay all or a portion of the amount required by the Company for such tax withholding, at such time and in such manner as the Administrator shall deem to be appropriate, including by authorizing the Company to withhold from the Shares to be delivered in settlement, or by agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares having a Fair Market Value on such date equal to the amount of such tax liability or a specified portion of such tax liability.

(c) Any provision for distribution in settlement of Grantee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Grantee or any person to whom ownership right may have passed any right to, or claim against any specific assets of the Company, nor result in the creation of any trust or escrow account for Grantee or any person to whom ownership rights may have passed. Grantee (or any other person entitled to a distribution hereunder) shall be a general creditor of the Company.

(d) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan and the Term Sheet, which are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.

(f) Any question concerning the interpretation of these Standard Terms and Conditions, the Term Sheet or the Plan, any adjustments required to be made hereunder, and any controversy that may arise under these Standard Terms and Conditions, the Term Sheet or the Plan shall be determined by the Administrator in its sole and absolute discretion. All decisions by the Administrator shall be final and binding.

(g) To the extent not preempted by federal law, the validity, performance, construction and effect of this award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.